Exhibit 1.1

ACTAVIS PLC

13,194,445 Ordinary Shares

Underwriting Agreement

February 24, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA Inc.

320 Park Avenue, Floor 12

New York, New York 10022

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

Ladies and Gentlemen:

Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 13,194,445 ordinary shares (the “Ordinary Shares”), par value $0.0001 per share, of the Company (the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 1,319,444 Ordinary Shares of the Company (the “Option Shares”) solely to cover over-allotments. The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Ordinary Shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

On November 16, 2014, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Avocado Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Allergan Inc., a Delaware corporation (“Allergan”), that provides for the acquisition of Allergan by the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into Allergan, with Allergan continuing as the surviving corporation (the “Merger”). As used herein, “Acquired Companies” shall refer to Allergan and each of its direct and indirect subsidiaries. For purposes of Section 3 of this Agreement, references to the “knowledge” of the Company with respect to matters pertaining to the Acquired Companies shall be limited to the actual knowledge of the Company.

This underwriting agreement (this “Agreement”) and the Merger Agreement are referred to herein as the “Transaction Documents.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-202168), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated February 19, 2015 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:15 P.M., New York City time, on February 24, 2015.

2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $280.9809 from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company; provided that the Underwriters may only exercise such option for the purpose of covering over-allotments made in connection with the sale of the Underwritten Shares. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice (other than any such notice given with respect to Option Shares to be delivered on the Closing Date) shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Underwritten Shares, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 A.M., New York City time, on March 2, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. For the purposes of effecting delivery of the Shares, the Company will issue in the name of Cede & Co. (“Cede”) the Shares to be sold hereunder and will instruct Cede to deliver the book entry interest in such Shares to such broker accounts as the Representatives, on behalf of the Underwriters, shall direct on or prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, including, to the knowledge of the Company, the documents filed with the Commission by Allergan, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, including, to the knowledge of the Company, the documents so filed by Allergan, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed by the Company or any of its subsidiaries and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements.

(i) Preparation of the Financial Statements of the Company. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the Company’s audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. In addition, the pro forma financial statements of the Company and its consolidated subsidiaries (including the notes related thereto) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof, in the reasonable judgment of the Company’s management and subject to the qualifications contained therein, are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) Preparation of the Financial Statements of Allergan. To the knowledge of the Company, (i) the audited consolidated financial statements (including the related notes thereto) of Allergan incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Allergan and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, (ii) such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein and (iii) the summary financial information of Allergan and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of Allergan’s audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iii) Preparation of the Financial Statements of Forest. The audited consolidated financial statements (including the related notes thereto) of Forest Laboratories, Inc., a Delaware corporation (“Forest”), and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Forest and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The summary financial information of Forest and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of Forest’s audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iv) Preparation of the Financial Statements of Warner Chilcott. The financial statements (including the related notes thereto) of Warner Chilcott Limited, a Bermuda exempted company (“Warner Chilcott”), and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Warner Chilcott and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The summary financial information of Warner Chilcott and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of Warner Chilcott’s audited financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Preparation of the Financial Statements of Legacy Warner Chilcott. The financial statements (including the related notes thereto) of Warner Chilcott plc, a public limited company organized under the laws of Ireland (“Legacy Warner Chilcott”) and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Legacy Warner Chilcott and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements comply in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

(vi) Preparation of the Financial Statements of Old Actavis. The combined financial statements (including the related notes thereto) of Actavis Pharma Holding 4 ehf., a company incorporated in Iceland, and Actavis S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated in Luxembourg (collectively, “Old Actavis”) incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Old Actavis and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards and its interpretations as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and any supporting schedules thereto included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

(g) No Material Adverse Change. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been (A) any change in the capital stock (other than the issuance of Ordinary Shares or shares of common stock of Allergan, as applicable, upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies, or (B) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies, on any class of capital stock thereof, except for dividends or distributions for internal tax, restructuring or similar purposes between or among the Company and any of its subsidiaries; (ii) there has not been (A) any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (B) to the knowledge of the Company, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, its subsidiaries and the Acquired Companies, taken as a whole (collectively, the “Combined Company”); and (iii) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for such losses or interference as would not, individually or in the aggregate, result in a material adverse change in the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Combined Company.

(h) Organization and Good Standing.

(i) Organization and Good Standing of the Company. The Company and each of its significant subsidiaries listed in Schedule 2 hereto (the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing (where the concept of “good standing” is a recognized concept in any relevant jurisdiction) under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing, if applicable, in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power (corporate or otherwise) and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which is required to be so listed. The Significant Subsidiaries listed in Schedule 2 to this Agreement are the only “significant subsidiaries” of the Company.

As used herein, “Material Adverse Effect” means (A) when used in respect of any matter relating to the Company or any of its subsidiaries, any material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or on the performance by the Company of its obligations under the Transaction Documents and (B) when used in respect of any matter relating to any of the Acquired Companies, any material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Combined Company, or on the performance by the Company of its obligations under the Transaction Documents.

(ii) Organization and Good Standing of the Acquired Companies. To the knowledge of the Company, each of the Acquired Companies has been duly organized and is validly existing and in good standing (where the concept of “good standing” is a recognized concept in any relevant jurisdiction) under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing, if applicable, in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, and has all power (corporate or otherwise) and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) Capitalization.

(i) Capitalization of the Company. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any security interest, lien, encumbrance, claim or equity.

(ii) Capitalization of the Acquired Companies. To the knowledge of the Company, all of the outstanding shares of capital stock of each of the Acquired Companies have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights and, upon consummation of the transactions contemplated by this Agreement and the Merger Agreement, the Company will acquire, directly or indirectly, good and valid title to all of the issued and outstanding shares of capital stock or other equity interests of each of the Acquired Companies free and clear of any security interest, lien, encumbrance, claim or equity, except as provided in the Merger Agreement, as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(j) Equity Awards. With respect to the stock options (the “Stock Options”), restricted stock units and restricted stock (collectively, “Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”) and, to the knowledge of the Company, with respect to the Awards granted pursuant to the stock-based compensation plans of any of the Acquired Companies (the “Acquired Company Stock Plans”), (i) each grant of an Award was duly authorized no later than the date on which the grant of such Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the boards of directors (or any duly constituted and authorized committee thereof) of the Company or the Acquired Companies, as applicable, and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans or the Acquired Company Stock Plans, as applicable, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which the Company’s or, if applicable, any of the Acquired Companies’ securities are traded, and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company or the Acquired Companies, as applicable, and disclosed in the filings of the Company or the Acquired Companies, as applicable, with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not and, to the knowledge of the Company, the Acquired Companies have not knowingly granted, and there is no and has been no policy or practice of the Company or, to the knowledge of the Company, any of the Acquired Companies of granting Awards prior to, or otherwise coordinating the grant of Awards with, the release or other public announcement of material information regarding the Company, its subsidiaries or the Acquired Companies, as applicable, or their respective results of operations or prospects.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) No Violation or Default. None of the Company, any of the Significant Subsidiaries or, to the knowledge of the Company, any of the Acquired Companies is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its subsidiaries or any of the Acquired Companies is a party or by which the Company, any of its subsidiaries or any of the Acquired Companies is bound or to which any of the property or assets of the Company, any of its subsidiaries or any of the Acquired Companies is subject (an “Existing Instrument”); or (iii) in violation of any law or statute applicable to the Company, any of its subsidiaries or any of the Acquired Companies or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, any of its subsidiaries or any of the Acquired Companies, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies pursuant to, any Existing Instrument, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, any of its subsidiaries or any of the Acquired Companies, or

(iii) result in the violation of any law or statute applicable to the Company, any of its subsidiaries or any of the Acquired Companies or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, any of its subsidiaries or any of the Acquired Companies, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

As used herein, “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any Existing Instrument the right to require the repurchase, redemption or repayment of all or any portion of the indebtedness due by the Company, any of its subsidiaries or any of the Acquired Companies, as applicable, under such Existing Instrument.

(q) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or made, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters (iv) the statutory notification to the Registrar of Companies in Ireland of the allotment of the Shares and (v) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies is a party or to which any property of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies is the subject that, individually or in the aggregate, if determined adversely to the Company, any of its subsidiaries or any of the Acquired Companies, as the case may be, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) Independent Accountants.

(i) Independent Accountants of the Company and Warner Chilcott. (A) PricewaterhouseCoopers LLP (“PWC”), who have expressed their opinion with respect to each of (1) the Company’s audited financial statements for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, (2) the audited financial statements of Warner Chilcott for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, and (3) the unaudited financial statements of Legacy Warner Chilcott for the nine-months ended September 30, 2013 and the audited financial statements of Legacy Warner Chilcott for the fiscal year ended December 31, 2012, in each case of (1), (2) and (3), that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to each of the Company, Warner Chilcott and Legacy Warner Chilcott, respectively, as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm within the meaning of the rules of the Public Company Accounting Oversight Board (“PCAOB”), and any non-audit services provided by PWC to any of the Company, Warner Chilcott, Legacy Warner Chilcott or any of their respective subsidiaries have been approved by the audit committees of the boards of directors of the Company, Warner Chilcott or Legacy Warner Chilcott, as applicable.

(ii) Independent Accountants of Allergan. Ernst & Young LLP (“Ernst & Young”), who have expressed their opinion with respect to Allergan’s audited consolidated financial statements for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012 incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are, to the knowledge of the Company, independent public accountants with respect to Allergan as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm within the meaning of the rules of the PCAOB, and, to the knowledge of the Company, any non-audit services provided by Ernst & Young to any of the Acquired Companies have been approved by the audit committee of the board of directors of Allergan.

(iii) Independent Accountants of Forest. BDO USA LLP (“BDO”), who have expressed their opinion with respect to Forest’s unaudited financial statements for the quarter-ended June 30, 2014 and Forest’s audited financial statements for the fiscal years ended March 31, 2013 and March 31, 2012 incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to Forest as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm within the meaning of the rules of the PCAOB, and any non-audit services provided by BDO to Forest or any of its subsidiaries have been approved by the audit committee of the board of directors of Forest.

(iv) Independent Accountants of Old Actavis. KPMG ehf. (“KPMG”), who have expressed their opinion with respect to the audited financial statements of Old Actavis for the fiscal year ended December 31, 2011 incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to Old Actavis as required by the Securities Act and the Exchange Act and are an

independent registered public accounting firm within the meaning of the rules the PCAOB, and any non-audit services provided by KPMG to Old Actavis or any of its subsidiaries were approved by the audit committee of the board of directors (or equivalent authorizing body) of Old Actavis.

(t) Title to Intellectual Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, the Company, its subsidiaries and the Acquired Companies own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary and confidential information, systems or procedures) (collectively, the “Intellectual Property”) used by the Company, its subsidiaries or the Acquired Companies in, and necessary for the conduct of, their respective businesses as currently conducted and as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no infringement by third parties of the Company’s, its subsidiaries’ or, to the knowledge of the Company, the Acquired Companies’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the knowledge of the Company, threatened, against the Company, any of its subsidiaries or any of the Acquired Companies (i) challenging the Company’s, any of its subsidiaries’ or, to the knowledge of the Company, any of the Acquired Companies’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, any of its subsidiaries or, to the knowledge of the Company, the Acquired Companies, or (iii) alleging that the operation of the Company’s, its subsidiaries’ or, to the knowledge of the Company, any of the Acquired Companies’ respective businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, which infringement, invalidity, inadequacy or violation would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(u) No Undisclosed Relationships. There are no business relationships or related-party transactions involving the Company, any of its subsidiaries, any other person or, to the knowledge of the Company, any of the Acquired Companies required by the Securities Act to be described in the Registration Statement and the Prospectus that are not so described in such documents and in the Pricing Disclosure Package.

(v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. The Company, its subsidiaries and, to the knowledge of the Company, the Acquired Companies have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them, except for any taxes, assessments, fines or penalties as may be contested in good faith and by appropriate proceedings, except to the extent a failure to make such filings or payments would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(x) Licenses and Permits. The Company, the Significant Subsidiaries and, to the knowledge of the Company, the Acquired Companies possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company, any of its subsidiaries or any of the Acquired Companies that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, any of the Significant Subsidiaries or, to the knowledge of the Company, any of the Acquired Companies has received notice of any revocation or modification of any such license, certificate, permit or authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(y) No Labor Disputes. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material labor dispute with employees of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies exists, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ or, to the knowledge of the Company, any of the Acquired Companies’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(z) Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) the Company, its subsidiaries and, to the knowledge of the Company, the Acquired Companies (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any

Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) there are no costs required under or liabilities associated with applicable Environmental Laws of or relating to the Company, its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (iv) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, its subsidiaries or, to the knowledge of the Company, the Acquired Companies. “Hazardous Materials” means any material, chemical, substance, waste (including medical waste), pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) or the Acquired Companies would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to have a Material Adverse Effect; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan that either has resulted in, or would reasonably be expected to have, a Material Adverse Effect; (iv) except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, any member of the Company’s Controlled Group or any of the Acquired Companies has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. Except as would not have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, its subsidiaries and the Acquired Companies in the current fiscal year of the Company and its subsidiaries or the Acquired Companies, as applicable, compared to the amount of such contributions made in the Company’s and its subsidiaries’ or the Acquired Companies’ most recently completed fiscal year, as applicable; or (y) a material increase of the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries or the Acquired Companies, as applicable. For purposes of this Section 3(aa), any representations regarding Plans of the Acquired Companies are to the knowledge of the Company.

(bb) Disclosure Controls. Each of the Company and its subsidiaries and, to the knowledge of the Company, the Acquired Companies maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company or Allergan, as applicable, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s or Allergan’s management, as applicable, as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries and, to the knowledge of the Company, the Acquired Companies have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries and, to the knowledge of the Company, the Acquired Companies maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP or international financial reporting standards, as the case may be, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or international financial reporting standards, as the case may be, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) No Material Weaknesses in Internal Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus:

(i) No Material Weaknesses in Internal Controls of the Company. Since the end of its most recent audited fiscal year, there has been (i) no material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal controls over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s ability to record, process, summarize and report financial information.

(ii) No Material Weaknesses in Internal Controls of Allergan. To the knowledge of the Company, since the end of its most recent audited fiscal year, there has been (i) no material weaknesses in Allergan’s internal controls over financial reporting (whether or not remediated) and (ii) no change in Allergan’s internal controls over financial reporting that has materially affected or is reasonably likely to materially affect Allergan’s ability to record, process, summarize and report financial information.

(ee) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies, nor any director, officer or employee of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company, any of its subsidiaries or any of the Acquired Companies has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company, its subsidiaries and, to the knowledge of the Company, the Acquired Companies have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg) Compliance with Anti-Money Laundering Laws. The operations of the Company, its subsidiaries and, to the knowledge of the Company, the Acquired Companies are and have been, during the past five years, conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, any of its subsidiaries or any of the Acquired Companies conducts business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or, to the knowledge of the Company, the Acquired Companies with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries, directors or officers or, to the knowledge of the Company, any of the Acquired Companies or any of their directors or officers, or any employee, agent, affiliate or other person acting on behalf of the Company, any of its subsidiaries or any of the Acquired Companies is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies located, organized or resident in a country or territory that is the subject or target of Sanctions that broadly prohibit dealings with that country or territory (including Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country”); and none of the Company or any of its subsidiaries will directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner, in each case of clauses (i) and (ii), as will result in a violation by any person participating in the transaction (whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ii) No Registration Rights. No person has the right to require the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company.

(jj) No Stabilization. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Acquired Companies has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(kk) Sarbanes-Oxley Act.

(i) Company’s Sarbanes-Oxley Act Compliance. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) Allergan’s Sarbanes-Oxley Act Compliance. To the knowledge of the Company, there is and has been no failure on the part of the Allergan or any of the Allergan’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(mm) Stamp, Value Added and Withholding Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by Ireland, the United States or any political subdivision or taxing authority thereof or therein (each, a “Taxing Jurisdiction”) as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, to the knowledge of the Company, no value added tax or other similar taxes levied by reference to added value or sales (“VAT”), stamp duties, registration taxes, issuance or transfer taxes or other similar taxes or duties are payable by or on behalf of the Underwriters in any Taxing Jurisdiction solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus. To the knowledge of the Company, all payments to be made by the Company or any of its subsidiaries (the “Payors”) on or by virtue of the execution, delivery, performance or enforcement of this Agreement, under the current laws of any Taxing Jurisdiction, will not be subject to withholding, duties, levies, deductions, charges or other taxes and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(nn) Submission of Jurisdiction. The Company has the power to submit, and pursuant to Section 15(e) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(oo) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Code.

(pp) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Ireland or the United States in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Ireland and the United States and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or Euros and freely transferred out of Ireland, and no such payments made to the holders thereof or therein who are non-residents of Ireland will be subject to income, withholding or other taxes under laws and regulations of Ireland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Ireland or any political subdivision or taxing authority thereof or therein.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will use its best efforts to furnish electronic copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement, with printed copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to follow as soon as practicable but in no event later than 5:00 P.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon request of such Underwriter and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (ii) if at any time prior to the Closing Date (A) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Company will use best efforts, in cooperation with the Representatives, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) the substantially concurrent public offering and sale of 5.500% Mandatory Convertible Preferred Shares, Series A, par value $0.0001 per share, of the Company (the “Preferred Shares”) in connection with financing the transactions contemplated by the Merger Agreement, (C) the issuance, if any, of Ordinary Shares issued upon conversion of the Preferred Shares, (D) any shares of Stock of the Company issued upon the exercise, vesting or settlement of options, restricted stock units or other awards granted under or covered by Company Stock Plans or stock-based retirement plans and (E) the issuance of Stock or other securities (including securities convertible into shares of Stock) in connection with an employee stock compensation plan or agreement, in each case of (D) and (E), which plans or agreements are disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(l) Reports. For a period of one year after the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, and, in Ireland, any VAT, on the sale of the Shares by the Company to the Underwriters, on the execution and delivery of this Agreement and on the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus. All sums payable by the Payors to the Underwriters (the “Payees”) under this Agreement, including any indemnity payments made pursuant to this Section 4(n), shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed in any Taxing Jurisdiction unless the relevant Payor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any tax imposed on or calculated by reference to the net income or capital gains earned, accrued or realized by the Underwriters or franchise taxes imposed on the Underwriters by a Taxing Jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Payors shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made. All sums payable by the Payors to the Payees under this Agreement shall be considered exclusive of VAT. All amounts charged by the Payees or for which the Payees are to be reimbursed will be invoiced together with any applicable VAT that is properly chargeable thereon, where appropriate. Any VAT due on the amounts charged by the Payees shall be for the account of the Payors, save to the extent that, in the event of a reimbursement of expenses, such Payee reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority, in which event the amount payable shall be reduced by the amount of such credit or repayment.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (i) the Applicable Time and (ii) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company, any of its subsidiaries or any of the Acquired Companies that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, (A) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate, which shall be delivered on behalf of the Company by the signatories thereof in their respective capacities as officers of the Company and not in their individual capacity, of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Representatives shall have received:

(i) Accountants’ Comfort Letter for the Company. From PWC, independent registered public accountants for the Company, letters dated the respective dates of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to each of (A) the audited and pro forma financial statements and certain financial information of the Company and its consolidated subsidiaries, (B) the audited consolidated financial statements and certain financial information of Warner Chilcott and (C) the audited and unaudited consolidated financial statements and certain financial information of Legacy Warner Chilcott, in each case of (A), (B) and (C) that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and other customary matters;

(ii) Accountants’ Comfort Letter for the Acquired Companies. From Ernst & Young, independent auditors for the Acquired Companies, a letter dated the respective date of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited consolidated financial statements and certain financial information of the Acquired Companies included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other customary matters; and

(iii) Accountants’ Comfort Letter for Forest. From BDO, independent auditors for Forest, a letter dated the respective date of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited consolidated financial statements and certain financial information of Forest included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other customary matters;

provided, that in each case of clauses (i) through (iii) above, the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion of Counsel for the Company.

(i) Opinion and 10b-5 Statement of Counsel for the Company. Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(ii) Opinion of Chief Legal Officer for the Company. A. Robert D. Bailey, Chief Legal Officer of the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(iii) Opinion of Ireland Counsel for the Company. Arthur Cox, special Ireland counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, the Significant Subsidiaries and the Acquired Companies in their respective jurisdictions of organization and their good standing as foreign entities (where the concept of “good standing” is a recognized concept in any such relevant jurisdiction) or a comparable attestation in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of shares of the Company’s share capital or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing

Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the first and second sentences of the third paragraph of text under the caption “Underwriting” concerning the terms of the offering of the Underwritten Shares, including the concession and reallowance to certain dealers and (ii) the thirteenth and fourteenth paragraphs under the caption “Underwriting,” regarding stabilizing transactions.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any change in the United States or international financial markets or any calamity or crisis involving the United States or Ireland that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Shares which such defaulting Underwriter agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, then each non-defaulting Underwriter shall be obligated, severally, to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters.

(b) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Shares, which such defaulting Underwriter agreed but failed or refused to purchase exceeds 10% of the aggregate number of the Shares to be purchased on such date, the non-defaulting Underwriters agree to use reasonable best efforts to arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(c) If, within 48 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable solely as a result thereof; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel for the Underwriters) (such fees and expenses of counsel for the Underwriters pursuant to this clause (iv) not to exceed $15,000); (v) the cost of preparing stock certificates, if applicable; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including fees and expenses of counsel for the Underwriters pursuant to this clause (vii) in an amount not to exceed $25,000); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the Underwriters shall be responsible for 50% of the third-party costs of any private aircraft incurred in connection with such roadshow; and (ix) all expenses and application fees related to the listing of the Shares on the Exchange. Except as provided in this Section 11 and Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) If (i) this Agreement is terminated pursuant to Section 9(ii); (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters; or (iii) the Underwriters decline to purchase the Shares for any reason permitted by Section 6 under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; Mizuho Securities USA Inc., 320 Park Avenue, Floor 12, New York, New York 10022 (e-mail: US-ECM@us.mizuho-sc.com), Attention: Equity Capital Markets; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152 (fax: (212) 214-5918), Attention: Equity Syndicate Department. Notices to the Company shall be given to it at 400 Interpace Parkway, Parsippany, New Jersey 07054, (fax: (862) 261-7922); Attention: A. Robert D. Bailey.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Judgment Currency. All payments to be made hereunder shall be made in U.S. dollars. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(d) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Ireland, or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints CT Corporation System, located at 111 Eighth Avenue, New York, New York, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 15(e), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS PLC

By:	/s/ Maria Teresa Hilado
Title:

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

MIZUHO SECURITIES USA INC.

By:
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS PLC

By:
Title:

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:	/s/ Benjamin H. Burdett
Authorized Signatory
Benjamin H. Burdett
Executive Director

MIZUHO SECURITIES USA INC.

By:
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS PLC

By:
Title:

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

MIZUHO SECURITIES USA INC.

By:	/s/ Derek Dillon
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACTAVIS PLC

By:
Title:

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

MIZUHO SECURITIES USA INC.

By:
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	3,065,070
Mizuho Securities USA Inc.	2,083,403
Wells Fargo Securities, LLC	1,225,764
Morgan Stanley & Co. LLC	1,225,764
Barclays Capital Inc.	606,944
BNP Paribas Securities Corp.	606,944
HSBC Securities (USA) Inc.	606,944
Mitsubishi UFJ Securities (USA), Inc.	606,944
RBS Securities Inc.	606,944
SMBC Nikko Securities America, Inc.	606,944
TD Securities (USA) LLC	606,944
Citigroup Global Markets Inc.	191,319
DNB Markets, Inc.	191,319
Raymond James & Associates, Inc.	191,319
Scotia Capital (USA) Inc.	191,319
BBVA Securities Inc.	116,112
Credit Agricole Securities (USA) Inc.	116,112
Fifth Third Securities, Inc.	116,112
PNC Capital Markets LLC	116,112
Santander Investment Securities Inc.	116,112

Total	13,194,445

Sch. 1-1

Schedule 2

Significant Subsidiaries

1.	Forest Laboratories Holdings Ltd.

2.	Forest Laboratories, LLC

3.	Warner Chilcott Company LLC

Sch. 2-1

Annex A

a. Pricing Disclosure Package

Pricing Term Sheet (as set forth on Annex B)

Annex A-1

Annex B

ACTAVIS PLC

Pricing Term Sheet

Concurrent Offerings of

13,194,445 ordinary shares

(the “Ordinary Shares Offering”)

and

4,600,000 5.500% Mandatory Convertible Preferred Shares, Series A

(the “Mandatory Convertible Preferred Shares Offering”)

This pricing term sheet relates only to the Ordinary Shares Offering and the Mandatory Convertible Preferred Shares Offering and should be read together with (i) the preliminary prospectus supplement dated February 19, 2015 relating to the Ordinary Shares Offering (the “Ordinary Shares Preliminary Prospectus Supplement”), the accompanying prospectus also dated February 19, 2015 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Ordinary Shares Offering) and (ii) the preliminary prospectus supplement dated February 19, 2015 relating to the Mandatory Convertible Preferred Shares Offering (the “Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement”), the accompanying prospectus also dated February 19, 2015 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Mandatory Convertible Preferred Shares Offering). Neither the Ordinary Shares Offering nor the Mandatory Convertible Preferred Shares Offering is contingent on the closing of the other offering. Certain capitalized terms used in this pricing term sheet that are not defined herein have the respective meanings given to such terms in the Ordinary Shares Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement, as applicable.

Issuer:	Actavis plc

Trade Date:	February 25, 2015

Expected Settlement Date:	March 2, 2015

Ordinary Shares Offering

Title of Securities:	Ordinary shares, par value $0.0001 per share, of Actavis plc (“ordinary shares”)

Symbol / Exchange	ACT / NYSE

Size of the Ordinary Share Offering:	13,194,445 ordinary shares

Underwriters’ Option to Purchase Additional Ordinary Shares:	Up to 1,319,444 additional ordinary shares solely to cover overallotments, if any

Last Reported Sale Price of Ordinary Shares on the NYSE on February 24, 2015:	$289.11 per ordinary share

Public Offering Price:	$288.00 per ordinary share

Annex B-1

Net Proceeds:	Approximately $3,700,387,031.10 (or approximately $4,071,125,593.72 if the underwriters exercise their option to purchase additional ordinary shares solely to cover overallotments, if any, in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by Actavis plc

CUSIP / ISIN:	G0083B108 / IE00BD1NQJ95

Joint Book-Running Managers:	J.P. Morgan Securities LLC Mizuho Securities USA Inc. Wells Fargo Securities, LLC Morgan Stanley & Co. LLC Barclays Capital Inc. Citigroup Global Markets Inc.

Co-Managers:

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

DNB Markets, Inc.

Raymond James & Associates, Inc.

Scotia Capital (USA) Inc.

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Fifth Third Securities, Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

Mandatory Convertible Preferred Shares Offering

Title of Securities:	5.500% Mandatory Convertible Preferred Shares, Series A, par value $0.0001 per share of Actavis plc (the “Mandatory Convertible Preferred Shares”)

Size of the Mandatory Convertible Preferred Shares Offering:	4,600,000 Mandatory Convertible Preferred Shares

Underwriters’ Option to Purchase Additional Mandatory Convertible Preferred Shares:	Up to 460,000 additional Mandatory Convertible Preferred Shares solely to cover overallotments, if any

Public Offering Price:	$1,000.00 per Mandatory Convertible Preferred Share

Net Proceeds:	Approximately $4,480,888,800 (or approximately $4,929,677,680 if the underwriters exercise their option to purchase additional Mandatory Convertible Preferred Shares solely to cover overallotments, if any, in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by Actavis plc

Liquidation Preference:	$1,000.00 per Mandatory Convertible Preferred Share

Annex B-2

Dividends:

5.500% of the liquidation preference of $1,000.00 per Mandatory Convertible Preferred Share per annum, to the extent legally permitted and declared by the board of directors (or an authorized committee of the board) of Actavis plc, payable in cash or, subject to certain limitations, in ordinary shares or any combination of cash and ordinary shares, as determined by Actavis plc in its sole discretion; provided that any undeclared or unpaid dividends will continue to accumulate. Assuming the initial issue date is March 2, 2015, the expected dividend payable on the first dividend payment date is $13.60 per share. Each subsequent dividend is expected to be $13.75 per share

If Actavis plc elects to make any payment of a declared dividend, or any portion thereof, in ordinary shares, such ordinary shares shall be valued for such purpose at the average VWAP per ordinary share over the five consecutive trading day period beginning on and including the seventh scheduled trading day prior to the applicable dividend payment date (the “average price”), multiplied by 97%. In no event will the number of ordinary shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by the floor price. To the extent that the amount of the declared dividend exceeds the product of the number of ordinary shares delivered in connection with such declared dividend and 97% of the average price, Actavis plc will, if legally able to do so, declare and pay such excess amount in cash as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement

Under Irish law, the board of directors (or an authorized committee) of Actavis plc may only declare and pay cash dividends on the Mandatory Convertible Preferred Shares out of “distributable reserves.” While as of December 31, 2014 Actavis plc did not have distributable reserves, it has filed a petition with the Irish High Court to confirm the creation of approximately $5.79 billion of distributable reserves by decreasing its share premium account. Actavis plc has undertaken to the underwriters to use reasonable best efforts to create distributable reserves if the Irish High Court declines its petition. If distributable reserves are not created, Actavis plc may deliver ordinary shares instead of cash to satisfy its obligations under the Mandatory Convertible Preferred Shares

Floor Price:	$100.80, subject to adjustment as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement

Dividend Record Dates:	The February 15, May 15, August 15 and November 15 immediately preceding the next dividend payment date

Dividend Payment Dates:	March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2015 and to, and including, the mandatory conversion date

Dividend Period:	The period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the issue date of the Mandatory Convertible Preferred Shares and will end on and exclude the June 1, 2015 dividend payment date

Initial Price:	$288.00, which equals the per share public offering price of the ordinary shares in the Ordinary Shares Offering

Threshold Appreciation Price:	$352.80, which represents an appreciation of 22.50% over the initial price

Annex B-3

Acquisition Termination Redemption:	Within ten Business Days following the earlier of (a) the date on which the Merger Agreement is terminated or if Actavis plc determines in its reasonable judgment that the Acquisition will not occur and (b) 5:00 p.m. (New York City time) on November 30, 2015, if the Acquisition has not closed on or prior to such time on such date, Actavis plc may, at its option, give notice of acquisition termination redemption to the holders of the Mandatory Convertible Preferred Shares. If Actavis plc provides such notice, then, on the acquisition termination redemption date specified in such notice, Actavis plc will be required to redeem the Mandatory Convertible Preferred Shares, in whole but not in part, at a redemption amount per Mandatory Convertible Preferred Share equal to the acquisition termination make-whole amount described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement. The acquisition termination make-whole amount will be payable in cash, or in certain instances at the election of Actavis plc, in ordinary shares or a combination of cash and ordinary shares, as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement

Mandatory Conversion Date:	March 1, 2018

Conversion Rate:

Upon conversion on the mandatory conversion date, the conversion rate for each Mandatory Convertible Preferred Share will be not more than 3.4722 ordinary shares (the “maximum conversion rate”) and not less than 2.8345 ordinary shares (the “minimum conversion rate”), depending on the applicable market value of ordinary shares and subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement. The “applicable market value” of ordinary shares is the average VWAP per ordinary share over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the mandatory conversion date

The conversion rate will be calculated as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement and the following table illustrates the conversion rate per Mandatory Convertible Preferred Share, subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement

Applicable Market Value of ordinary shares	Conversion rate (number of ordinary shares to be received upon mandatory conversion of each Mandatory Convertible Preferred Share)

Greater than $352.80 (which is the threshold appreciation price)	2.8345 shares (approximately equal to $1,000.00 divided by the threshold appreciation price)

Equal to or less than $352.80 but greater than or equal to $288.00	Between 2.8345 and 3.4722 shares, determined by dividing $1,000.00 by the applicable market value of ordinary shares

Less than $288.00 (which is the initial price)	3.4722 shares (approximately equal to $1,000.00 divided by the initial price)

Conversion at the Option of the Holder:	At any time prior to March 1, 2018, other than during a fundamental change conversion period, holders of the Mandatory Convertible Preferred Shares may elect to convert their Mandatory Convertible Preferred Shares in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), into ordinary shares at the minimum conversion rate of 2.8345 ordinary shares per Mandatory Convertible Preferred Share (“early conversion”) as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement. The minimum conversion rate is subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement

Annex B-4

Conversion at the Option of the Holder Upon a Fundamental Change; Fundamental Change Dividend Make-whole Amount:

If a fundamental change (as defined in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement) occurs on or prior to March 1, 2018, holders of the Mandatory Convertible Preferred Shares will have the right to convert their Mandatory Convertible Preferred Shares, in whole or in part (but in no event less than one Mandatory Convertible Preferred Share), into ordinary shares at the “fundamental change conversion rate” during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (the “fundamental change effective date”) and ending on the date that is 20 calendar days after the fundamental change effective date (or, if earlier, the mandatory conversion date). The fundamental change conversion rate will be determined based on the fundamental change effective date and the price paid or deemed paid per ordinary share in the transaction resulting in such fundamental change (the “fundamental change share price”)

Holders who convert their Mandatory Convertible Preferred Shares within the fundamental change conversion period will also receive:

(1) a “fundamental change dividend make-whole amount”, in cash or in ordinary shares or any combination thereof, equal to the present value (computed using a discount rate of 2.75% per annum) of all remaining dividend payments on their Mandatory Convertible Preferred Shares (excluding any accumulated dividend amount (as defined in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement) and declared dividends for a dividend period during which the fundamental change effective date falls) from such fundamental change effective date to, but excluding, the mandatory conversion date. If Actavis plc elects to pay the fundamental change dividend make-whole amount in ordinary shares in lieu of cash, the number of ordinary shares to be delivered will equal (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the fundamental change share price; and

(2) to the extent that the accumulated dividend amount exists as of the fundamental change effective date, such accumulated dividend amount in cash or ordinary shares or any combination thereof, at the election of Actavis plc, upon conversion, as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement

Fundamental Change Conversion Rate:

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change (the “fundamental change effective date”) and the price (the “fundamental change share price”) paid or deemed paid per ordinary share therein. If the holders of ordinary shares receive only cash in the fundamental change, the fundamental change share price shall be the cash amount paid per share. Otherwise, the fundamental change share price shall be the average VWAP per ordinary share over the 10 consecutive trading day period ending on the trading day preceding the fundamental change effective date

The fundamental change share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the Mandatory Convertible Preferred Shares are adjusted as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement

Annex B-5

The following table sets forth the fundamental change conversion rate per Mandatory Convertible Preferred Share for each fundamental change share price and fundamental change effective date set forth below

	Fundamental change share price on the fundamental change effective date
Effective date	$100.00	$200.00	$250.00	$288.00	$300.00	$325.00	$352.80	$375.00	$400.00	$450.00	$500.00	$600.00	$700.00	$800.00	$900.00	$1,000.00	$1,100.00	$1,200.00
March 2, 2015	3.3852	3.1381	3.0120	2.9385	2.9195	2.8857	2.8565	2.8385	2.8229	2.8026	2.7920	2.7853	2.7857	2.7875	2.7891	2.7902	2.7910	2.7915
September 1, 2015	3.4093	3.1888	3.0543	2.9719	2.9502	2.9115	2.8778	2.8569	2.8388	2.8154	2.8033	2.7954	2.7951	2.7964	2.7975	2.7982	2.7987	2.7990
March 1, 2016	3.4290	3.2446	3.1024	3.0092	2.9841	2.9390	2.8995	2.8752	2.8541	2.8272	2.8136	2.8048	2.8041	2.8049	2.8055	2.8059	2.8061	2.8062
September 1, 2016	3.4439	3.3070	3.1599	3.0530	3.0234	2.9693	2.9218	2.8927	2.8678	2.8370	2.8222	2.8134	2.8126	2.8129	2.8131	2.8132	2.8133	2.8133
March 1, 2017	3.4547	3.3753	3.2323	3.1074	3.0708	3.0029	2.9429	2.9067	2.8768	2.8423	2.8279	2.8208	2.8202	2.8203	2.8203	2.8204	2.8204	2.8204
September 1, 2017	3.4636	3.4430	3.3355	3.1886	3.1389	3.0425	2.9573	2.9087	2.8725	2.8391	2.8299	2.8275	2.8274	2.8274	2.8274	2.8274	2.8274	2.8274
March 1, 2018	3.4722	3.4722	3.4722	3.4722	3.3333	3.0769	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345	2.8345

The exact fundamental change share price and fundamental change effective date may not be set forth in the table, in which case:

•	if the fundamental change share price is between two fundamental change share price amounts in the table or the fundamental change effective date is between two dates in the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower fundamental change share price amounts and the two fundamental change effective dates, as applicable, based on a 365-day year;

•	if the fundamental change share price is in excess of $1,200.00 per share (subject to adjustment as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment; and

•	if the fundamental change share price is less than $100.00 per share (subject to adjustment as described in the Mandatory Convertible Preferred Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate will be the maximum conversion rate, subject to adjustment

Listing:	Actavis plc intends to have the Mandatory Convertible Preferred Shares listed on the New York Stock Exchange under the symbol “ACTPRA”

CUSIP / ISIN:	G0083B116 / IE00BVYJ1Y03

Joint Book-Running Managers:	J.P. Morgan Securities LLC Mizuho Securities USA Inc. Wells Fargo Securities, LLC Morgan Stanley & Co. LLC Barclays Capital Inc. Citigroup Global Markets Inc.

Annex B-6

Co-Managers:

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

DNB Markets, Inc.

Lloyds Securities Inc.

Scotia Capital (USA) Inc.

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Fifth Third Securities, Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

Supplemental Information

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the Ordinary Shares Offering or the Mandatory Convertible Preferred Shares Offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, at (866) 803-9204; Mizuho Securities, Attn: Equity Capital Markets Desk, 320 Park Avenue, 12th Floor, New York, NY 10022, at (212) 205-7606; Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com; or Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014-4606, at (866) 718-1649 or email a request to prospectus@morganstanley.com.

Annex B-7

Exhibit A

FORM OF LOCK-UP AGREEMENT

[•], 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mizuho Securities USA Inc.

320 Park Avenue, Floor 12

New York, New York 10022

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreements referred to below

Re: ACTAVIS PLC --- Public Offerings

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into two separate Underwriting Agreements (the “Underwriting Agreements”) on behalf of the several underwriters named in Schedule 1 to each such Underwriting Agreement, respectively (the “Underwriters”), with Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), providing for the public offering (the “Ordinary Shares Public Offering”) of ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and a concurrent public offering (the “Preferred Shares Public Offering,” and, together with the Ordinary Shares Public Offering, the “Public Offerings”) of shares of Mandatory Convertible Preferred Shares, Series A, par value $0.0001 per share (together with the Ordinary Shares, the “Securities”).

In consideration of the Underwriters’ agreement to purchase and make the Public Offerings of the respective Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of

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the Representatives, on behalf of the respective Underwriters, the undersigned will not, during the period ending 60 days after the date of either the prospectus relating to the Ordinary Shares Public Offering or the Preferred Shares Public Offering (each, a “Prospectus”), whichever is later (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s share capital or any securities convertible into or exercisable or exchangeable for any shares of the Company’s share capital (including without limitation, any shares of the Company’s share capital or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of the Company’s share capital or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any shares of the Company’s share capital or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of the Company’s share capital or any security convertible into or exercisable or exchangeable for any shares of the Company’s share capital. The foregoing sentence shall not apply to:

(A)	any Securities to be sold by the undersigned pursuant to the Underwriting Agreements;

(B)	transfers of any shares of the Company’s share capital (i) as a bona fide gift or gifts, (ii) to any trust for the direct benefit or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) by operation of law, such as rules of intestate succession, (iv) to any members of the immediate family of the undersigned or (v) to a corporation, partnership or limited liability company or other entity that controlled by the undersigned and/or by members of the immediate family of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned; or

(C)	transfers of any shares of the Company’s share capital to the Company (i) in connection with the exercise of any options outstanding as of the date of this agreement and having an expiration date during the Restricted Period to acquire Securities pursuant to the employee benefit plans described in either Prospectus; provided that the Securities received upon such exercise shall be subject to the terms of this agreement, or (ii) in connection with a forfeiture, cancellation or surrender of any shares of the Company’s share capital pursuant to any Company program, including under clawback provisions or upon termination of employment;

provided that in the case of any transfer or distribution pursuant to clause (B), each donor, donee, transferor or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), no filing by any party (donor, donee, transferor or transferee) under the Securities

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Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if neither of the Underwriting Agreements becomes effective, or if both of the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this agreement. The undersigned understands that the respective Underwriters are entering into the Underwriting Agreements and proceeding with the Public Offerings in reliance upon this agreement.

[Remainder of page left intentionally blank.]

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This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

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